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                                                                Exhibit 99(A)(2)

                         CENTILLIUM COMMUNICATIONS, INC.

                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

To Centillium Communications, Inc. ("Centillium"):

         I have received the Offer to Exchange, the e-mail message from Faraj Aalaei, each dated October 22, 2001, this Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Exchange Offer"), offering eligible employees the opportunity to exchange unexercised stock options with an exercise price of $10.00 or greater ("Eligible Options") granted under the Centillium 1997 Stock Plan (the "1997 Plan") or 2001 Nonstatutory Stock Option Plan (the "2001 Plan"), or granted under the vEngines, Inc. 2000 Incentive Stock Plan and assumed by Centillium in our acquisition of vEngines, for the promise to grant new options (the "New Options") under the 1997 Plan and 2001 Plan. This Exchange Offer expires at 4:00 p.m. Pacific Time on Friday, November 30, 2001.

         By signing below, I understand and acknowledge that:

         (a) Tendering the Eligible Options by following the procedure described in the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Exchange Offer. Centillium's acceptance for exchange of Eligible Options tendered in accordance with the Exchange Offer will constitute a binding agreement between Centillium and me upon the terms and conditions of the Exchange Offer.

         (b) Upon Centillium's acceptance of the Eligible Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Options that I am tendering.

         (c) All New Options will be subject to the terms of the Offer to Exchange, the 1997 Plan, the 2001 Plan and a new option agreement between Centillium and me, and all applicable laws and regulations.

         (d) For each option I elect to cancel, I lose my right to purchase all outstanding unexercised shares under that option after the date of cancellation.

         (e) The New Options that I will receive will not be granted until June 4, 2002 at the earliest or, if the Exchange Offer is extended, the first business day that is six months and one day after the Eligible Options I am tendering are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Eligible Options.

         (f) I must be an employee of Centillium or one of its subsidiaries and otherwise be eligible under the 1997 Plan or 2001 Plan on the date the New Options are granted in order to receive New Options. I understand the possible loss of my cancelled stock options if employment is terminated for any reason before June 4, 2002.

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         (g) I understand that if I elect to cancel any Eligible Options, all stock options, regardless of price, granted to me in the six months prior to commencement of the offer, i.e., since April 18, 2001 (the "Required Options"), will also be cancelled and replaced with New Options.

         (h) Under certain circumstances described in the Offer to Exchange, Centillium may terminate or amend and postpone its acceptance and cancellation of any Eligible and Required Options tendered for exchange. In this event, I understand that the Eligible and Required Options delivered with this Election Form but not accepted will be returned to me at the address indicated below.

         (i) Centillium has advised me to consult with my own advisors as to the consequences of participating or not participating in the Exchange Offer.

         (j) Participation in the Exchange Offer will not be construed as a right to my continued employment with Centillium or any of its subsidiaries for any period and my employment with Centillium or any of its subsidiaries can be terminated at any time by me or Centillium (or one of Centillium's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

         (k) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

         Subject to the above understandings and acknowledgements, I would like to participate in the Exchange Offer as indicated below.

         Please check the box and note the grant number, grant date, exercise price and number of unexercised options outstanding for each grant of options that you wish to have cancelled and replaced pursuant to the terms of this Election Form. You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff date of 4:00 p.m. Pacific Time, Friday, November 30, 2001.

[_] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted since April 18, 2001:

    ----------------------------------------------------------------------------
        Grant Number    Grant Date     Exercise Price     Number Options to Be
                                                               Cancelled
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

[_] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on Monday, December 3, 2001.

____________________________  __________________________________________________
Employee Signature            National Insurance/Social Security/National ID/Tax
                              File Number

____________________________  ___________________      _________________________
Employee Name (Please Print)  E-mail Address           Date and Time

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                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1.   Delivery of Election Form.
          --------------------------

     A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Patrice LaCroix either via hand delivery or via the fax number listed on the front cover of this Election Form on or before 4:00 p.m. Pacific Time on Friday, November 30, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Centillium. You may hand deliver your Election Form to Patrice LaCroix at Centillium, or you may fax it to her at the number listed on the front cover of this Election Form. In all cases, you should allow sufficient time to ensure timely delivery.

     2.   Withdrawals of Tendered Options.
          --------------------------------

     You may withdraw your tendered options at any time before the Expiration Date. If Centillium extends the Exchange Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Exchange Offer. In addition, although Centillium currently intends to accept your validly tendered options promptly after the expiration of the Exchange Offer, unless we accept your tendered options before 9:00 p.m., Pacific Time, on December 14, 2001, you may withdraw your tendered options at any time after December 14, 2001.

     To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of the notice) with the required information to Centillium while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

     Tenders of options made through the Exchange Offer may be changed at any time before the Expiration Date. If Centillium extends the Exchange Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Exchange Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Exchange Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Centillium will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a faxed copy of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     3.   Inadequate Space.
          -----------------

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule

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attached to this Election Form. Print your name on this schedule and sign it.
The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

     4.   Tenders.
          --------

     If you intend to tender options through the Exchange Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     -- grant number,

     -- grant date,

     -- exercise price, and

     -- the total number of unexercised option shares subject to the option.

     Centillium will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Eligible Options that were granted to you during the six-month period prior to the Expiration Date.

     5.   Signatures on This Election Form.
          ---------------------------------

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Centillium of the authority of that person so to act must be submitted with this Election Form.

     6.   Other Information on This Election Form.
          ----------------------------------------

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     7.   Requests for Assistance or Additional Copies.
          ---------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Patrice LaCroix at Centillium Communications, Inc., 47211 Lakeview Boulevard, Fremont, CA 94538, telephone number (510) 771-3700. Copies will be furnished promptly at Centillium's expense.

     8.   Irregularities.
          ---------------

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Centillium in its discretion. Centillium's determinations shall be final and binding on all parties. Centillium reserves the right to reject any or all tenders of options Centillium

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determines not to be in proper form or the acceptance of which may, in the opinion of Centillium's counsel, be unlawful. Centillium also reserves the right to waive any of the conditions of the Exchange Offer and any defect or irregularity in the tender of any particular options, and Centillium's interpretation of the terms of the Exchange Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Centillium shall determine. Neither Centillium nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     9.   Additional Documents to Read.
          -----------------------------

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the e-mail message from Faraj Aalaei dated October 22, 2001 before deciding to participate in the Exchange Offer.

     10.  Important Tax Information.
          --------------------------

     You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information.

     11.  Miscellaneous.
          --------------

     A.   Data Privacy. By accepting the Exchange Offer, you hereby explicitly
          -------------
and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Centillium Communications, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Exchange Offer.

     You understand that Centillium Communications, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Centillium, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Exchange Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Exchange Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the your participation in the stock option plans and this Exchange Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Exchange Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Exchange Offer and exercise or realize benefits from the stock option plans.

     B.   Acknowledgement and Waiver. By accepting this Exchange Offer, you
          ---------------------------
acknowledge that: (i) your acceptance of the Exchange Offer is voluntary; (ii) your acceptance of the Exchange Offer shall not create a right to further employment with your employer and shall not interfere with the ability



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of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Exchange Offer, the Eligible Options, the Required Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

     Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by Centillium, on or before the Expiration Date.